Exhibit 32.0

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Sterling Construction Company, Inc., a Delaware corporation (the “Company”), does hereby certify that, to his knowledge:

(i)
the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated:                      August 11, 2008                                                                 /s/ Patrick T. Manning
Patrick T. Manning
Chief Executive Officer

Dated:                      August 11, 2008                                                                  /s/ James H. Allen, Jr.
James H. Allen, Jr.
Chief Financial Officer

 34